Exhibit 10.14

ELECTROGLAS, INC.

NOTICE OF STOCK OPTION AWARD

Optionee’s Name and Address:	Keith Barnes 4844 N.W. Barnes Road Portland, Oregon 97210

You (the “Optionee”) have been granted an option to purchase shares of Common Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”) and the Stock Option Award Agreement (the “Option Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Option Agreement shall have the same defined meanings in this Notice.

Award Number

Date of Award	October 28, 2003

Exercise Price per Share	$3.15

Total Number of Shares Subject to the Option (the “Shares”)	400,000

Total Exercise Price	$1,260,000

Type of Option	Non-Qualified Stock Option

Term/Expiration Date:	October 27, 2013

Vesting Schedule:

Subject to the Optionee’s Continuous Status as an Employee, Director or Consultant and other limitations set forth in this Notice and the Option Agreement, 100% of the Shares subject to the Option shall vest on October 28, 2008.

In addition, the Vesting Schedule will be subject to certain acceleration (in two equal installments of 200,000 Shares each) upon the achievement of certain performance goals to be determined by the Board of Directors within 90 days following the Date of Award.

In the event the Optionee’s Continuous Status as an Employee, Director or Consultant is terminated by the Company without Cause, this Option shall continue to vest during the Severance Period, if any, as defined in and subject to the conditions of Section 3(b) of the Employment Agreement.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice and the Option Agreement.

Electroglas, Inc., a Delaware corporation

By:

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Title:

THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE OPTIONEE’S SERVICE OR SEVERANCE PERIOD, IF ANY (BUT NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE OR THE OPTION AGREEMENT SHALL CONFER UPON THE OPTIONEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE OPTIONEE’S SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE OPTIONEE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE OPTIONEE PROVIDES SERVICES TO TERMINATE THE OPTIONEE’S SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE OPTIONEE ACKNOWLEDGES THAT UNLESS THE OPTIONEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE OPTIONEE’S STATUS IS AT WILL.

The Optionee acknowledges receipt of a copy of the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Optionee has reviewed this Notice and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice and the Option Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:

Optionee

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Award Number:

ELECTROGLAS, INC.

STOCK OPTION AWARD AGREEMENT

1.    Grant of Option. Electroglas, Inc., a Delaware corporation (the “Company”), hereby grants to the Optionee (the “Optionee”) named in the Notice of Stock Option Award (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Common Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of this Stock Option Award Agreement (the “Option Agreement”) and the Notice which are incorporated herein by reference.

2.    Exercise of Option.

       (a)    Right to Exercise. The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of this Option Agreement. The Option shall be subject to the provisions of Section 15 of this Option Agreement relating to the exercisability or termination of the Option in the event of a Corporate Transaction or Change in Control. The Optionee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Board. In no event shall the Company issue fractional Shares.

       (b)    Method of Exercise. The Option shall be exercisable by delivery of an exercise notice (a form of which is attached as Exhibit A) or by such other procedure as specified from time to time by the Board which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Board. The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Board to the Company accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 3(c), below.

       (c)    Taxes. No Shares will be delivered to the Optionee or other person pursuant to the exercise of the Option until the Optionee or other person has made arrangements acceptable to the Board for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise of the Option, the Company or the Optionee’s employer may offset or withhold (from any amount owed by the Company or the Optionee’s employer to the Optionee) or collect from the Optionee or other person an amount sufficient to satisfy such tax obligations and/or the employer’s withholding obligations.

3.    Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee; provided, however, that such exercise method does not then violate an Applicable Law:

       (a)    cash;

       (b)    check;

       (c)    delivery of a properly executed Exercise Notice together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the proceeds required to pay the Exercise Price; or

       (d)    surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Board may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price).

4.    Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws.

5.    Termination of Relationship. Subject to Section 15 of this Option Agreement, in the event the Optionee’s Continuous Status as an Employee, Director or Consultant terminates, the Optionee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise this Option for ninety (90) days after the later of the Termination Date and the last day of the Severance Period, if any, (as set forth in and subject to the terms of Section 3(b) of the Employment Agreement) or such longer period as may be provided in Sections 6 and 7, below (the “Termination Period”). Notwithstanding the foregoing, in no event shall this Option be exercised later than the Term/Expiration Date set forth in the Notice. Except as provided in Sections 6 and 7, below, to the extent that the Optionee was not entitled to exercise this Option on the Termination Date, or if the Optionee does not exercise this Option within the Termination Period, the Option shall terminate. In the event of the Optionee’s change in status from Employee to Consultant or Consultant to Employee, this Option shall remain in effect and continue to vest.

6.    Disability, Retirement or Death of Optionee. In the event Optionee’s Continuous Status as an Employee, Director or Consultant terminates as a result of his or her Disability, Retirement, or death, the Option shall immediately be fully vested and exercisable for all of the Shares subject to the Option. Subject to Section 15 of this Option Agreement, the Optionee (or, in the case of death, the person who acquired the right to exercise the Option as set forth in Section 8) may, but only within twelve (12) months from the Termination Date (and in no event later than the Term/Expiration Date), exercise the Option.

7.    Death of Optionee Following Termination of Relationship. Subject to Section 15 of this Option Agreement, in the event of the Optionee’s death following termination of Optionee’s Continuous Status as an Employee, Director or Consultant, the Option may be exercised at any time within twelve (12) months following the date of death (and in no event later than the Term/Expiration Date), by the person who acquired the right to exercise the Option as set forth in Section 8, but only to the extent the Optionee could exercise the Option at the date of death.

8.    Transferability of Option. This Option may be transferred by the Optionee in a manner and to the extent acceptable to the Board as evidenced by a writing signed by the Company and the Optionee. In addition, the Optionee may designate a beneficiary of this Option in the event of the Optionee’s death on a beneficiary designation form provided by the Board. Except as otherwise provided in a beneficiary designation, in the event of the Optionee’s death, the right to exercise this Option shall be held by the Optionee’s spouse at the time of the Optionee’s death (or, in the case of her death or in the event the Optionee is not married at the time of the Optionee’s death, by the Optionee’s estate). The terms of this Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Optionee.

9.    Term of Option. This Option may be exercised only within the term set out in the Notice, and may be exercised during such term only in accordance with the terms of this Option Agreement.

10.    Tax Consequences. Set forth below is a brief summary as of the date of this Option Agreement of some of the federal tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

       (a)    Exercise of Non-Qualified Stock Option. On exercise of a Non-Qualified Stock Option, the Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the value of the Shares on the date of exercise over the Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from the Optionee’s compensation or collect from the Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

       (b)    Disposition of Shares. If Shares are held for more than one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

11.    Entire Agreement: Governing Law. The Notice, this Option Agreement and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by California law except for that body of law pertaining to conflict of laws.

12.    Headings. The captions used in this Option are inserted for convenience and shall not be deemed a part of this Option for construction or interpretation.

13.    Interpretation. Any dispute regarding the interpretation of this Option Agreement shall be submitted by the Optionee or by the Company forthwith to the Board, which shall review such dispute at its next regular meeting. The resolution of such dispute by the Board shall be final and binding on all persons.

14.    Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by the Option, the exercise price of the Option, as well as any other terms that the Board determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Board may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board and its determination shall be final, binding and conclusive. Except as the Board determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to the Option.

15.    Corporate Transactions or Changes in Control.

       (a)    Corporate Transaction. In the event of a Corporate Transaction, the Option automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by the Option. Effective upon the consummation of the Corporate Transaction, the Option shall terminate unless assumed by the successor company or its Parent.

       (b)    Change in Control. In the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), the Option automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control, for all of the Shares at the time represented by the Option.

       (c)    Termination of Continuous Status as an Employee, Director or Consultant Upon or After a Corporate Transaction. In the event the Optionee’s Continuous Status as an Employee, Director or Consultant is terminated upon or after a Corporate Transaction for any reason other than by the Company or successor entity for Cause or by the Optionee without Good Reason, the Optionee (or, in the case of death, the person who acquired the right to exercise the Option as set forth in Section 8) may exercise the portion of this Option that is assumed in connection with the Corporate Transaction within forty-eight (48) months after the date of termination. If this Option is not exercised within the time specified herein, the Option shall terminate. Notwithstanding the foregoing, in no event shall this Option be exercised later than the Term/Expiration Date set forth in the Notice.

       (d)    Termination of Continuous Status as an Employee, Director or Consultant Upon of After a Change in Control. In the event the Optionee’s Continuous Status as an Employee, Director or Consultant is terminated upon or after a Change in Control for any reason other than by the Company for Cause or by the Optionee without Good Reason, the Optionee (or, in the case of death, the person who acquired the right to exercise the Option as set forth in Section 8) may exercise this Option within forty-eight (48) months after the date of termination. If this Option is not exercised within the time specified herein, the Option shall terminate. Notwithstanding the foregoing, in no event shall this Option be exercised later than the Term/Expiration Date set forth in the Notice.

       (e)    Termination of Continuous Status as an Employee, Director or Consultant Prior to a Corporate Transaction or Change in Control. In the event the Optionee’s Continuous Status as an Employee, Director or Consultant is terminated by the Company without Cause after the Company has agreed upon a term sheet or other preliminary document that results in the occurrence of a Corporate Transaction or Change in Control during the Severance Period (as set forth in and subject to the terms of Section 3(b) of the Employment Agreement), for purposes of this Option Agreement, the Corporate Transaction or Change in Control shall be deemed to have occurred on the effective date of the Optionee’s termination.

16.    Definitions. As used herein, the following definitions shall apply:

       (a)    “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

       (b)    “Applicable Laws” means the legal requirements applicable to the Option under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Options granted to residents therein.

       (c)    “Board” means the Board of Directors of the Company and shall include any committee of the Board or Officer of the Company to which the Board has delegated its authority under this Agreement.

       (d)    “Cause” means as defined in the Employment Agreement.

       (e)    “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

               (i)    the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

               (ii)    a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

       (f)    “Code” means the Internal Revenue Code of 1986, as amended.

       (g)    “Common Stock” means the common stock of the Company.

       (h)    “Company” means Electroglas, Inc., a Delaware corporation.

       (i)    “Consultant” means any person who is engaged by the Company or any Related Entity to render consulting or advisory services as an independent contractor and is compensated for such services.

       (j)    “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

       (k)    “Continuous Status as an Employee, Director or Consultant” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor in any capacity of Employee, Director or Consultant or (iii) any change in status as long as the Optionee remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

       (l)    “Corporate Transaction” means any of the following transactions:

               (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

               (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

       (m)    “Director” means a member of the Board.

       (n)    “Disability” means a total and permanent disability entitling the Optionee to long-term disability benefits under the long-term disability plan of the Company applicable to the Optionee; provided that if the Optionee is not covered by a long-term disability plan of the Company, the Board shall determine whether the Optionee has incurred a Disability.

       (o)    “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

       (p)    “Employment Agreement” means the Executive Employment Agreement entered into between the Optionee and the Company, dated October 22, 2003.

       (q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

       (r)    “Good Reason” means as defined in the Employment Agreement.

       (s)    “Non-Qualified Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

       (t)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

       (u)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

       (v)    “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

       (w)    “Retirement” means termination of the Optionee’s Continuous Status as an Employee after attaining age fifty-five (55) with ten (10) or more years of continuous service as an Employee as the Board shall determine.

       (x)    “Severance Period” means as defined in the Employment Agreement.

       (y)    “Share” means a share of the Common Stock.

       (z)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

END OF AGREEMENT

EXHIBIT A

EXERCISE NOTICE

Electroglas, Inc.

6024 Silver Creek Valley Road

San Jose, CA 95138

Attention: Secretary

1.    Effective as of today, ______________, ___ the undersigned (the “Optionee”) hereby elects to exercise the Optionee’s option to purchase ___________ shares of the Common Stock (the “Shares”) of Electroglas, Inc. (the “Company”) under and pursuant to the Stock Option Award Agreement (the “Option Agreement”) and Notice of Stock Option Award (the “Notice”) dated ______________, ________. Unless otherwise defined herein, the terms defined in the Option Agreement shall have the same defined meanings in this Exercise Notice.

2.    Representations of the Optionee. The Optionee acknowledges that the Optionee has received, read and understood the Notice and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3.    Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Option Agreement.

4.    Delivery of Payment. The Optionee herewith delivers to the Company the full Exercise Price for the Shares, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 3(c) of the Option Agreement.

5.    Tax Consultation. The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the Optionee’s purchase or disposition of the Shares. The Optionee represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of the Shares and that the Optionee is not relying on the Company for any tax advice.

6.    Taxes. The Optionee agrees to satisfy all applicable non-U.S., federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations. If the Company is required to satisfy any non-U.S., federal, state or local income or employment tax withholding obligations as a result of such an early disposition, the Optionee agrees to satisfy the amount of such withholding in a manner that the Board prescribes.

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7.    Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

8.    Headings. The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation.

9.    Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Board, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board shall be final and binding on all persons.

10.    Governing Law; Severability. This Exercise Notice shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

11.    Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

12.    Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

13.    Counterparts. This Exercise Notice may be executed in two counterparts, each of which shall constitute one and the same instrument.

14.    Entire Agreement. The Notice, the Option Agreement and the Employment Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. Nothing in the Notice, the Option Agreement, the Employment Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

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Submitted by: OPTIONEE:	Accepted by: ELECTROGLAS, INC.

By:

Title:

(Signature)

Address:	Address:

6024 Silver Creek Valley Rd San Jose, CA 95138

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